UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

Current Report Pursuant to
Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):
March 2, 2017

AMAG Pharmaceuticals, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-10865	04-2742593
(State or other jurisdiction of incorporation)	(Commission file number)	(I.R.S. Employer Identification Number)

1100 Winter Street Waltham, MA	02451
(Address of principal executive offices)	(Zip code)

(617) 498-3300
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

(b) (c)

On March 2, 2017, Frank E. Thomas informed AMAG Pharmaceuticals, Inc. (the “Company”) of his intention to resign as President and Chief Operating Officer of the Company. Mr. Thomas has agreed to stay with the Company through April 30, 2017 to assist with transition matters, at which time William K. Heiden, the Company’s Chief Executive Officer, will assume the title of President.

Mr. Heiden, age 57, has served as the Company’s Chief Executive Officer and as a member of the Company’s board of directors since May 2012, and previously served as President from May 2012 through April 2015. Mr. Heiden has held a variety of senior executive roles in the life sciences industry over the last 30 years, additional details of which can be found on page 10 in the Company's proxy statement filed with the SEC on April 15, 2016. He has served as president and chief executive officer of several local public and private biotechnology companies, after having served in a variety of global general management positions over a 15 year career with Schering Plough/Merck. Mr. Heiden does not have any family relationships with any of the Company’s directors or executive officers and is not a party to any transactions listed in Item 404(a) of Regulation S-K.

Item 7.01 Regulation FD

The following information and Exhibit 99.1 attached hereto shall not be deemed “filed” for purposes of Section 18 of the Exchange Act, or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act, except as expressly set forth by specific reference in such filing.

A copy of the press release announcing Mr. Thomas’ resignation is furnished as Exhibit 99.1 to this report.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits

The Company hereby furnishes the following exhibit:

Exhibit No.	Description
99.1	Press Release dated March 6, 2017

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMAG PHARMACEUTICALS, INC.

By:	/s/ Joseph D. Vittiglio, Esq.
Name:	Joseph D. Vittiglio
Title:	Senior Vice President, General Counsel and Secretary

Date: March 6, 2017

EXHIBIT INDEX

Exhibit No.	Description
99.1	Press Release dated March 6, 2017 (furnished herewith)

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